UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hutchinson Technology Incorporated

(Exact name of registrant as specified in its charter)

Minnesota	41-0901840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Share Purchase Rights	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 5 to Form 8-A hereby supplements and amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 001-34838) filed by Hutchinson Technology Incorporated (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 30, 2010 (the “Original Registration Statement”), as previously supplemented and amended by its Registration Statement on Form 8-A/A filed with the SEC on May 6, 2011 (the “First Amended Registration Statement”), its Registration Statement on Form 8-A/A filed with the SEC on February 24, 2012 (the “Second Amended Registration Statement”), its Registration Statement on Form 8-A/A filed with the SEC on March 27, 2012 (the “Third Amended Registration Statement”), and its Registration Statement on Form 8-A/A filed with the SEC on October 20, 2014 (the “Fourth Amended Registration Statement” and, together with the Original Registration Statement and the First Amended Registration Statement, the Second Amended Registration Statement, and the Third Amended Registration Statement, the “Registration Statement”). Unless otherwise indicated, each capitalized term used but not defined herein has the meaning assigned to such term in the Rights Agreement, dated as of July 29, 2010 (the “Original Rights Agreement”), between the Company and Wells Fargo Bank, N.A. (the “Rights Agent”), as it was amended by the First Amendment to Rights Agreement, dated as of May 6, 2011 (the “First Amendment”), the Second Amendment to Rights Agreement, dated as of February 24, 2012 (the “Second Amendment”), the Third Amendment to Rights Agreement, dated as of March 27, 2012 (the “Third Amendment”), the Fourth Amendment to Rights Agreement, dated as of October 20, 2014 (the “Fourth Amendment”) and the Fifth Amendment to Rights Agreement, dated as of November 1, 2015 (the “Fifth Amendment” and, together with the Original Rights Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Rights Agreement”).

Item 1.	Description of Securities to be Registered.

The Company hereby amends and supplements Item 1 of the Registration Statement to reflect the following developments with respect to the Rights (as defined below):

On November 1, 2015, the Company and the Rights Agent entered into the Fifth Amendment in connection with the execution and delivery of the Agreement and Plan of Merger by and among Headway Technologies, Inc., a California corporation (“Parent”), Hydra Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Fifth Amendment, among other things, renders the Rights Agreement inapplicable to the Merger Agreement and the Voting Agreements (as defined below).

Specifically, the Fifth Amendment provides that, in connection with the common share purchase rights of the Company (the “Rights”) and in addition to existing exceptions, no person or group will become an Acquiring Person (as defined in the Rights Agreement) solely as a result of (a) beneficial ownership of the Company’s common shares issuable pursuant to the terms of, or issued upon conversion of, the 8.50% Convertible Senior Notes due 2019 (the “Convertible Notes”), or (b) (i) the execution, delivery, and performance of the Merger Agreement, or the execution of any amendment thereto, (ii) the execution and delivery of the Shareholder Voting Agreements, each dated as of November 1, 2015, by and between Parent and each of the Company’s directors (Martha Goldberg Aronson, Wayne M. Fortun, Russell Huffer, Richard J. Penn, Frank P. Russomanno, Philip E. Soran, and Thomas R. VerHage) and executive officers (D. Mark Jelkin, Connie L. Pautz, Mr. Penn, David P. Radloff, and Dale M. Ruzicka) (as such may be amended or supplemented from time to time, the “Voting Agreements”), or of any amendments thereto, (iii) the acquisition of beneficial ownership of common shares of the Company by Parent, Merger Sub, or any affiliate of Parent or Merger Sub pursuant to the Merger or the Voting Agreements, or (iv) the performance or consummation of any other transaction contemplated by the Merger Agreement.

The Fifth Amendment also provides that none of a Share Acquisition Date, Distribution Date, a Section 13 Event (as such terms are defined in the Rights Agreement), or an event requiring an adjustment under Section 11(a)(2) of the Rights Agreement will occur, and Rights will not separate from shares of the Company’s common stock or become exercisable, by reason of (a) the execution, delivery, performance or amendment of the Merger Agreement or the Voting Agreements, (b) the performance or consummation of the Merger, (c) the conversion of the Convertible Notes, or (d) the performance or consummation of any other transaction contemplated by the Merger Agreement.

The foregoing summary of the Fifth Amendment is qualified in its entirety by reference to (i) the Fifth Amendment, which is filed herewith as Exhibit 6 and is incorporated by reference herein, (ii) the Original Rights Agreement, which was filed as Exhibit 1 to the Original Registration Statement and is incorporated by reference herein, (iii) the First Amendment, which was filed as Exhibit 2 to the First Amended Registration Statement and is incorporated by reference herein, (iv) the Second Amendment, which was filed as Exhibit 3 to the Second Amended Registration Statement and is incorporated by reference herein, (v) the Third Amendment, which was filed as Exhibit 4 to the Third Amended Registration Statement and is incorporated by reference herein, and (v) the Fourth Amendment, which was filed as Exhibit 5 to the Fourth Amended Registration Statement and is incorporated by reference herein.

Item 2. Exhibits.

The Company hereby amends and restates Item 2 of the Registration Statement, in its entirety, as follows:

1	Rights Agreement, dated as of July 29, 2010, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 30, 2010 (file no. 001-34838)).

2	First Amendment to Rights Agreement, dated as of May 6, 2011, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on May 6, 2011 (file no. 001-34838)).

3	Second Amendment to Rights Agreement, dated as of February 24, 2012, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on February 24, 2012 (file no. 001-34838)).

4	Third Amendment to Rights Agreement, dated as of March 27, 2012, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on March 27, 2012 (file no. 001-34838)).

5.	Fourth Amendment to Rights Agreement, dated as of October 20, 2014, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated herein by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on October 20, 2014 (file no. 001-34838).

6.	Fifth Amendment to Rights Agreement, dated as of November 1, 2015, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: November 2, 2015	/s/ David P. Radloff
David P. Radloff Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

1	Rights Agreement, dated as of July 29, 2010, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference

2	First Amendment to Rights Agreement, dated as of May 6, 2011, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference

3	Second Amendment to Rights Agreement, dated as of February 24, 2012, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference

4	Third Amendment to Rights Agreement, dated as of March 27, 2012, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference

5	Fourth Amendment to Rights Agreement, dated as of October 20, 2014, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference

6	Fifth Amendment to Rights Agreement, dated as of November 1, 2015, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Filed Herewith